UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2021

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Condor Hospitality Trust, Inc. (the “Company”) held a special meeting of stockholders on November 12, 2021 (the “Special Stockholder Meeting”). For the Special Stockholder Meeting, there were 14,722,527 shares of common stock on October 13, 2021, the record date, eligible to vote at the Special Stockholder Meeting, of which holders of 12,746,727 shares of common stock were present at the Meeting virtually or by proxy. The following are the voting results for each of the proposals submitted to a vote of the stockholders at the Special Stockholder Meeting.

Portfolio Sale Proposal: Consider and vote upon a proposal to approve the sale of the Company’s hotels and other assets pursuant to and on the terms set forth in a Hotel Purchase and Sale Agreement, dated as of September 22, 2021, by and between B9 Cowboy A LLC and the Company as amended by the First Amendment to Hotel Sale and Purchase Agreement, dated as of October 1, 2021, by and between B9 Cowboy Mezz A LLC and the Company (the “Portfolio Sale”), as more particularly described in the Proxy Statement. The votes on Portfolio Sale Proposal were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,719,931	25,172	1,851	0

Liquidation Proposal: Consider and vote upon a proposal to approve a plan of complete liquidation and dissolution of the Company whether or not the Portfolio Sale is consummated, pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved, which we refer to as the Liquidation Proposal, as more particularly described in the Proxy Statement. We refer to this proposal as the Liquidation Proposal.

The Company adjourned the Special Stockholder Meeting with respect to the Liquidation Proposal for the limited purpose of allowing additional time for solicitation of proxies to approve the Liquidation Proposal (details below).

Advisory Compensation Proposal: Consider and vote on a proposal to approve, on a non-binding, advisory basis, the specified compensation that may be paid or become payable to our named executive officers in connection with the Portfolio Sale or the Liquidation Proposal as more particularly described in the Proxy Statement. The votes on the Advisory Compensation Proposal were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,575,071	91,264	80,619	0

Adjournment Proposal: Consider and vote on a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Portfolio Sale and the Liquidation Proposal as more particularly described in the Proxy Statement. The votes on Adjournment Proposal were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
12,679,621	62,420	4,913	0

The Portfolio Sale Proposal, the Advisory Compensation Proposal and the Adjournment Proposal were approved by the requisite number of votes of the holders of common stock.

Item 8.01. Other Events.

Pursuant to the approved Adjournment Proposal, the Special Stockholder Meeting was adjourned. The Special Stockholder Meeting will be reconvened on December 1, 2021 at 11:00 a.m., Eastern Time, solely to vote on the Liquidation Proposal. The Special Stockholder Meeting will be held in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR2021SM2 (there is no physical location for the Special Stockholder Meeting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDOR HOSPITALITY TRUST, INC.

Dated: November 15, 2021	By:	/s/ Jill Burger
Jill Burger
Interim Chief Financial Officer and Chief Accounting Officer